Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

        Marine Products Corporation Announces First Quarter Cash Dividend

ATLANTA, April 27, 2005 -- The Marine Products Corporation (AMEX: MPX) Board of Directors declared a regular quarterly cash dividend of $0.04 per share payable June 10, 2005 to common shareholders of record at the close of business on May 10, 2005.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com